Exhibit 99.1

News Release

Ashland provides update on fiscal 2022 first-quarter earnings and maintains financial outlook for fiscal year 2022; sets date for fiscal 2022 first-quarter earnings release

WILMINGTON, Del., January 18, 2022 – Ashland Global Holdings Inc. (NYSE: ASH) today provided an update for preliminary fiscal 2022 first-quarter financial results and maintained its outlook for fiscal year 2022 results. Additional information regarding first-quarter fiscal 2022 earnings will be shared during a conference call webcast with securities analysts on Wednesday February 2, 2022.

Preliminary fiscal 2022 first-quarter financial results

Ashland’s financial results during the quarter reflected previously communicated key drivers:

o
Continued strong end-market demand;
o
Persistent supply-chain and labor-availability challenges impacting shipments and on-time order delivery;
o
Lag impact on cost-inflation recovery from pricing actions.

Sales were approximately $512 million, up 9% versus the prior-year period. However, continued supply-chain and labor-shortage challenges inhibited the company’s ability to meet strong overall customer demand. As a result, approximately $20 million of confirmed orders were delayed in late December with the majority being shipped in early January. Additionally, the company continues to carry a large backlog of unconfirmed orders it cannot commit to supply at this time.

Ashland expects income from continuing operations during the first fiscal quarter of approximately $32 million, or approximately $0.55 per diluted share. Adjusted earnings from continuing operations excluding intangibles amortization are expected to be approximately $51 million, or $0.88 per diluted share. Net income (including discontinued operations) is expected to be approximately $48 million.

Ashland’s Adjusted EBITDA is expected to be approximately $106 million, up 5% versus prior year driven by higher sales, but partially offset by the lag in price versus cost-inflation recovery and the temporary government-imposed shutdown of the plant in Nanjing, China.

For the full-year outlook, the company remains focused on the visibility it has and the things it can control. Ashland expects the current COVID impact to abate, enabling continued end-market demand recovery. Pricing actions the company has taken and continues to take should result in margin normalization. Logistics and transportation expectations remain pragmatic with only marginal improvement expected during the fiscal year. The cost-inflation outlook and the need for future pricing actions remain the greatest areas of uncertainty. As such, based on current inflation and pricing expectations, the company’s financial outlook for sales in the range of $2.25 billion to $2.35 billion and Adjusted EBITDA in the range of $550 million to $570 million is unchanged.

“We are encouraged by the strong demand in each of our segments and the disciplined pricing actions being demonstrated by our commercial teams,” said Guillermo Novo, chairman and chief executive officer, Ashland. “The Ashland team is executing well on the aspects of the business that are within our control, especially pricing in a widespread inflationary environment. The combined impact of the delayed orders, continued cost-inflation escalation and the temporary government-imposed shutdown of our facility in Nanjing, China are expected to result in earnings for the quarter that are below our original expectations.”

“We expect underlying demand to remain strong and continue to take actions to build inventories to mitigate supply-chain and shipping challenges,” continued Novo. “Pricing actions should cover current cost inflation and we are ready to take further action to recover any additional cost inflation. Assuming end-market demand remains strong and we don’t experience increased inflationary pressure in raw-material, freight, energy and other costs, we continue to expect fiscal-year sales and Adjusted EBITDA to be within the previously communicated ranges. If cost inflation continues to escalate and we experience additional lag impact following pricing actions, our outlook may have to be updated. I look forward to discussing our results and outlook in more detail on the upcoming call with securities analysts.”

The information in this release is preliminary, based upon information available at the time of this news release, and actual results may differ.

Conference Call Webcast

Ashland plans to issue its first-quarter earnings release at approximately 5 p.m. ET on Tuesday, February 1, 2022. The company’s live webcast with securities analysts will include an executive summary and detailed remarks. The live webcast will take place at 9 a.m. ET on Wednesday, February 2, 2022. Simultaneously, the company will post a slide presentation in the Investor Relations section of its website at http://investor.ashland.com.

Among those participating in the webcast presentation will be:

o
Guillermo Novo, chairman and chief executive officer;
o
Kevin Willis, senior vice president and chief financial officer; and
o
Seth Mrozek, director of investor relations.

The webcast and supporting materials will be accessible through the Investor Relations section of Ashland's website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available on the Ashland website for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, adjusted EBITDA provides Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income. The adjustments Ashland makes to derive the non-GAAP measure of adjusted EBITDA exclude items which may cause short-term fluctuations in net income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. Adjusted EBITDA provides disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes.

Key items, which are set forth on Table 2 accompanying this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income, which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believe this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland

Ashland (NYSE: ASH) is a global, consumer market-focused additives and specialty ingredients company that is responsibly solving for a better world. Through science and a conscious and proactive mindset for sustainability, we serve customers in pharmaceutical, personal care, architectural coatings, construction, energy, food, beverage, and nutraceuticals. At Ashland, we are approximately 3,800* passionate, tenacious solvers who thrive on developing practical, innovative, and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/sustainability to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition and expected effects of the COVID-19 pandemic on Ashland’s business, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1 Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC.

* Reflects employee base following the planned sale in 2022 of performance adhesives.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations: Media Relations:

Seth A. Mrozek Carolmarie C. Brown

+1 (302) 594-5010 +1 (302) 995-3158

samrozek@ashland.com ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA – ADJUSTED EBITDA (In millions except per share data - preliminary and unaudited)	Table 1

		Three months ended
		December 31, 2021
	Adjusted EBITDA - Ashland Global Holdings Inc.	Provisional Mid-point Estimates
	Net income	$48
	Income tax expense	5
	Net interest and other expense	5
	Depreciation and amortization	60
	EBITDA	118
	Income from discontinued operations (net of taxes)	(16)
	Operating key items (see Table 2) (a)	4
	Adjusted EBITDA	$106

(a)	Operating key items on Table 2 include restructuring costs and environmental reserve adjustments.

Ashland Global Holdings Inc. and Consolidated Subsidiaries

RECONCILIATION OF NON-GAAP DATA – ADJUSTED INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS

(In millions except per share data - preliminary and unaudited)

Table 2

		Three months ended
		December 31, 2021
		Provisional Mid-point Estimates
	Income from continuing operations (as reported)	$32
	Key items, before tax:
	Restructuring costs (a)	1
	Environmental reserve adjustments (a)	3
	Unrealized gains on securities	(4)
	Key items, before tax	-
	Tax effect of key items (b)	-
	Key items, after tax	-
	Adjusted income from continuing operations (non-GAAP)	$32
	Amortization expense adjustment (net of tax)	19
	Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$51

		Three months ended
		December 31, 2021
		Provisional Mid-point Estimates
	Diluted EPS from continuing operations (as reported)	$0.55
	Key items, before tax:
	Restructuring costs (a)	0.02
	Environmental reserve adjustments (a)	0.05
	Unrealized gains on securities	(0.07)
	Key items, before tax	-
	Tax effect of key items (b)	-
	Key items, after tax	-
	Adjusted diluted EPS from continuing operations (non-GAAP)	$0.55
	Amortization expense adjustment (net of tax)	0.33
	Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$0.88

(a)	Operating key items.
(b)	Represents the tax effect of the key items that are previously identified
	above.